FILED                                                      EXHIBIT 2.1
 IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA
     AUG 10 1993
 CHERYL A LAU SECRETARY OF STATE
     NO  9753-93

                            ARTICLES OF INCORPORATION
                                       OF
                          KINGSTON FINANCIAL CORP. INC.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations and to that end hereby adopts articles of incorporation as follows:

                                   ARTICLE ONE
                                      NAME

The name of the corporation is KINGSTON FINANCIAL CORP. INC.

                                   ARTICLE TWO
                                    LOCATION
                                    --------

The principle office of this corporation is to be at 4550 WEST OAKEY BLVD., SUITE lll-W, LAS VEGAS, NEVADA 89102.

                                 ARTICLE THREE

                                    PURPOSES
                                    --------

This corporation is authorized to carry on any lawful business or enterprise.

                                  ARTICLE FOUR
                                  CAPITAL STOCK
                                  -------------

The amount of the total authorized capital stock of this corporation is 25,000 SHARES AT NO PAR VALUE. Such shares are non-assessable.

                                  ARTICLE FIVE
                                    DIRECTORS
                                    ---------

The members of the governing board of this corporation shall be styled directors. The name and address of the member of the first board of directors is: H. K. TERMORLEN, c/o CHASE INDEX INC., 4550 WEST OAKEY BLVD., SUITE 1ll-W, LAS VEGAS, NEVADA 89102.

Directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of NRS 78.300.

                                   ARTICLE SIX
                                  INCORPORATORS
                                  -------------


The name and address of the incorporator is JAMES B JONES, c/o CHASE INDEX INC., 4550 WEST OAKEY, SUITE lll-W, LAS VEGAS, NEVADA, 89102.

                                  ARTICLE SEVEN
                               PERIOD OF EXISTENCE
                               -------------------

The period of existence of this corporation shall be perpetual

                                  ARTICLE EIGHT
                     AMENDMENT OF ARTICLES OF INCORPORATION
                     --------------------------------------

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                  ARTICLE NINE
                            STATUTORY RESIDENT AGENT
                            ------------------------

The corporation does hereby name, constitute and appoint as its statutory resident agent within the State of Nevada for receipt of process of any other lawful purpose, CHASE INDEX INC., 4550 WEST OAKEY BLVD., SUITE lll-W, LAS VEGAS, NEVADA 89102. The resident agent's telephone number is (702) 324-2377. This appointment of resident agent shall be continuous unless otherwise changed by the Board of Directors of the corporation acting pursuant to the laws of the State of Nevada.

                                   ARTICLE TEN
                                VOTING OF SHARES
                                ----------------

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative Voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, JAMES B. JONES, for the purposes of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this 21ST day of JULY 1993.

                                                INCORPORATOR:

                                                /s/ JAMES B JONES